Exhibit 99.2

TIAA Real Estate Account

As of 12/31/14

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expenses. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Performance
	Total Return		Average Annual Total Return
Account Name	QTD	YTD	1 Yr	3 Yr	5 Yr	10 Yr	SI
TIAA Real Estate Account	3.73%	12.22%	12.22%	10.64%	11.63%	4.77%	6.42%

Calendar Year Performance	2005 - 2014
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
TIAA Real Estate Account	14.02%	14.04%	13.80%	-14.15%	-27.64%	13.29%	12.99%	10.06%	9.65%	12.22%

Portfolio Characteristics	As of 12/31/14
Fund
Real Estate Property Investments	107
Property Lease Percent	90.3%
Property Loan to Value Percent	16.8%
Property Average Value (millions)	$151.0
Property Maximum Value (millions)	$805.4
Property Minimum Value (millions)	$13.0

Descriptive Information
Ticker	QREARX
Annuity Account Inception Date	10/02/1995
Portfolio Net Assets	$19.8 billion
Estimated Annual Expenses	0.87%
Revenue Share	0.24%
Manager Name	Team Managed
Manager Tenure	10.01 years

Properties by Region[1]	As of 12/31/14
East	39.7%
West	36.9%
South	21.8%
Midwest	1.6%

Properties by Type1 2	As of 12/31/14
Office	44.9%
Apartment	22.7%
Retail	15.7%
Industrial	13.5%
Other	3.2%

[1] Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[2] Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.

For Institutional Investor use only. Not for use with or distribution to the public.

TIAA Real Estate Account

As of 12/31/14

Top 10 Holdings	As of 12/31/14
1001 Pennsylvania Avenue	3.6%
50 Fremont Street	2.9%
The Florida Mall	2.4%
99 High Street	2.2%
Fourth and Madison	2.1%
DDR	2.0%
425 Park Avenue	1.9%
780 Third Avenue	1.8%
501 Boylston Street	1.8%
Colorado Center	1.7%
Total	22.4%
Growth of $10,000	12/31/04 - 12/31/14
■ TIAA Real Estate Account	$15,937
The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Sector Allocation	As of 12/31/14
Fund
Real Estate Properties (Net Of Debt)	54.3%
Short Term Investments	19.3%
Real Estate Joint Venture And Limited Partnerships	17.0%
Marketable Securities Real Estate Related	9.2%
Other (Net Receivable/Liability)	0.2%

Real estate investment portfolio turnover rate was 6.5% for the year ended 12/31/2014. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 15.9% for the year ended 12/31/2014. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

©2015 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017	For Institutional Investor use only. Not for use with or distribution to the public. | 2